UNITED STATES DEPARTMENT OF THE TREASURY
1500 PENNSYLVANIA AVENUE, NW
WASHINGTON, D.C. 20220

September 22, 2011

Dear Ladies and Gentlemen:

Reference is made to that certain Letter Agreement incorporating the Securities Purchase Agreement – Standard Terms (the “Securities Purchase Agreement”), dated as of the date set forth on Schedule A hereto, between the United States Department of the Treasury (the “Investor”) and the company set forth on Schedule A hereto (the “Company”).  Capitalized terms used but not defined herein shall have the meanings assigned to them in the Securities Purchase Agreement.  Pursuant to the Securities Purchase Agreement, at the Closing, the Company issued to the Investor the number of shares of the series of its preferred stock set forth on Schedule A hereto (the “Preferred Shares”) and a warrant (the “Warrant”) to purchase the number of shares of the series of its preferred stock set forth on Schedule A hereto (such shares, the “Warrant Shares”), which was exercised by the Investor at Closing.

In connection with the consummation of the repurchase (the “Repurchase”) by the Company from the Investor, on the date hereof, of the number of Preferred Shares listed on Schedule A hereto (the “Repurchased Preferred Shares”) and the number of Warrant Shares listed on Schedule A hereto (the “Repurchased Warrant Shares”), as permitted by the Emergency Economic Stabilization Act of 2008, as amended by the American Recovery and Reinvestment Act of 2009:

(a)           The Company hereby acknowledges receipt from the Investor of the share certificate(s) set forth on Schedule A hereto representing the Preferred Shares;

(b)           The Investor hereby acknowledges receipt from the Company of a wire transfer for the account of the Investor in immediately available funds of the aggregate purchase price set forth on Schedule A hereto, representing payment in full for the Repurchased Preferred Shares at a price per share equal to the Liquidation Amount per share, together with any accrued and unpaid dividends to, but excluding, the date hereof;

(c)           The Company hereby acknowledges receipt from the Investor of the share certificate(s) set forth on Schedule A hereto representing the Warrant Shares; and

(d)           The Investor hereby acknowledges receipt from the Company of a wire transfer for the account of the Investor in immediately available funds of the aggregate purchase price set forth on Schedule A hereto, representing payment in full for the Repurchased Warrant Shares at a price per share equal to the Liquidation Amount per share, together with any accrued and unpaid dividends to, but excluding, the date hereof.

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           This letter agreement will be governed by and construed in accordance with the federal law of the United States if and to the extent such law is applicable, and otherwise in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

This letter agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Executed signature pages to this letter agreement may be delivered by facsimile and such facsimiles will be deemed sufficient as if actual signature pages had been delivered.

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Tri-County Financial Corporation – SBLF No. 0057	Page 2

In witness whereof, the parties have duly executed this letter agreement as of the date first written above.

UNITED STATES DEPARTMENT OF THE TREASURY

By:	/s/ Timothy G. Massad
Name: Timothy G. Massad
Title: Assistant Secretary for Financial Stability

TRI-COUNTY FINANCIAL CORPORATION

By:	/s/ Michael L. Middleton
Name: Michael L. Middleton
Title: President and Chief Executive Officer

Tri-County Financial Corporation – SBLF No. 0057	Page 3

SCHEDULE A

General Information:

Date of Letter Agreement incorporating the Securities Purchase Agreement:	December 19, 2008

Name of the Company:	Tri-County Financial Corporation

Corporate or other organizational form of the Company:	Corporation

Jurisdiction of organization of the Company:	Maryland

Number and series of preferred stock issued to the Investor at the Closing (Preferred Shares):	15,540 shares of Fixed Rate Cumulative Perpetual
Preferred Stock, Series A

Number and series of preferred stock underlying the Warrant issued to the Investor at the Closing (Warrant Shares):	777 shares of Fixed Rate Cumulative Perpetual
Preferred Stock, Series B

Terms of the Repurchase of Preferred Shares:

Number of Preferred Shares purchased by the Company:	15,540

Share certificate number (representing the Preferred Shares previously issued to the Investor at the Closing):	A-1

Per share Liquidation Amount of Preferred Shares:	$1,000

Accrued and unpaid dividends on Preferred Shares:	$79,858.33

Aggregate purchase price for Repurchased Preferred Shares:	$15,619,858.33

Terms of the Repurchase of the Warrant Shares:

Number of Warrant Shares purchased by the Company:	777

Share certificate (representing the Warrant Shares previously issued to the Investor at the Closing):	B-1

Per share Liquidation Amount of Warrant Shares:	$1,000

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Accrued and unpaid dividends on Warrant Shares;	$7,187.25

Aggregate purchase price for Repurchased Warrant Shares:	$784,187.25

Aggregate purchase price for Repurchased Preferred Shares and Repurchased Warrant Shares:	$16,404,045.58

Investor wire information for payment of purchase price:	ABA Number:
Bank:
Account Name:
Account Number:

Tri-County Financial Corporation – SBLF No. 0057	Page 5